Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, 333-119850, 333-129421 and 333-153852 on Form S-8, and No. 333-156096 on Form S-3 of our reports dated February 27, 2009 relating to the financial statements of Marina District Development Company, LLC and subsidiary appearing in this Annual Report on Form 10-K of Boyd Gaming Corporation and subsidiaries for the years ended December 31, 2008 and 2007.

/S/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 27, 2009